UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported 11/22/2005)

                          Med Gen Inc.
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     (Exact name of registrant as specified in its charter)

           Nevada                   000-29171            65-0703559
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(State or other Jurisdiction     (Commission File       (IRS Employer
     of incorporation)                Number)         Identification No.)


     7284 West Palmetto Park Road, Suite #207, Boca Raton, FL 33433
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            (Address of principal executive offices)


                          561-750-1100
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                   (Issuer's telephone number)


                         Not Applicable
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  (Former name or former address, if changed since last report)

                     All Correspondence to:
                       Paul B Kravitz CEO
                       C/O Med Gen Inc.
                  7284 West Palmetto Park Road
                           Suite #207
                      Boca Raton, FL  33433


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Item 2.04  Triggering Events that Accelerate or Increase a Direct Financial
           Obligation or an Obligation under an Off-Balance Sheet Arrangement
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On November 22, 2005 the Company received an adverse ruling in the previously settled matter: Global Healthcare Labs, Inc. et. al. versus Med Gen Inc. et al.

The facts are as follows:

On August 6th 2004, after a jury trial, a verdict was entered in favor of Global Healthcare against the Company on a breach of contract claim, with damages of $2,235,783 dollars. On August 24th, 2004 the District Court entered a final judgment in the sum of $2,489,418.19 with interest of 7% per year.
On January 10th, 2005, the parties filed a joint notice of stipulation of settlement based upon a December 3rd, 2004 agreement and the Court retained jurisdiction over the Settlement Agreement. The Settlement Agreement required the Company to make timely payments of $200,000 dollars over a five month period and register 8,000,000 common shares of stock.

On February 10th, 2005 Global unilaterally disaffirmed the Settlement Agreement. The Company filed a motion to enforce the provisions of the agreement in March 2005.

The uncontroverted facts are as follows:

The Company made the first payment on time, the second payment was two days late and the third payment was 7 days late (of which four days were due to a UPS delivery problem). The fourth payment was made 13 days late as the Company was undergoing severe cash flow problems at the time and the check was delivered only after Mr. Mitchell, the President borrowed the necessary funds on a home-equity loan to cover the amount. The Company also tendered the final future payment at that time in advance of the payment schedule. The stock was registered on August 12th, 2005 and the plaintiff's orally rejected delivery.

The Court ruled that because the settlement contract had a "time is of the essence clause" the untimely payments made by the Company allow Global Healthcare to disaffirm the agreement. The Court ruled that Enriquillo Export & Import Inc v. M.B.R.Industries Inc. applies and the Company's 13 day late tender was not adequate performance {Enriquillo had a 58 day delay}. Furthermore, the Court ruled that the $75,000 dollars of payments cashed by Global and tendered by the Company under the original settlement agreement shall not be returned but rather applied to the judgment.

The Company has ten days to file written objections to the original trial judge or be barred from an appeal to this adverse ruling.

At present the Company has retained the firm of Furr & Cohen Esq.'s. and notified its lender, whose outside counsel is working closely with the Company's counsel to reach a new settlement with the judgment creditor. The parties have orally agreed to a standstill agreement while they exhaust all possible remedies in the instant matter. In the event a new accord is not reached within a few weeks, the Company will be required to file a Chapter 11 bankruptcy petition.

The Company has 5,788,777 shares issued and outstanding and approximately 1022 shareholders of record. Management will explore and exhaust all options and remedies before filing any petition for reorganization.




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                            SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              Med Gen Inc.
Date: November 23, 2005
                              /s/Paul B. Kravitz
                              ----------------------------------
                              Paul B. Kravitz,
                              Chairman & Chief Executive Officer



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